      Exhibit 32.1

CERTIFICATION BY CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report of Palomar Medical Technologies, Inc. on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Joseph P. Caruso, as President and Chief Executive Officer of Palomar, and Paul S. Weiner, as Chief Financial Officer of Palomar, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

    1)        the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Palomar.

By:	/s/ Joseph P. Caruso
Name:	Joseph P. Caruso
Title:	President and Chief Executive Officer
Date:	Date: May 11, 2004

By:	/s/ Paul S. Weiner
Name:	Paul S. Weiner
Title:	Chief Financial Officer
Date:	Date: May 11, 2004

         This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Palomar for purposes of §18 of the Securities Exchange Act of 1934, as amended.